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                                                                    EXHIBIT 99.1

                             NEWS RELEASE
(IES LOGO)
                                  Contacts: William W. Reynolds, CFO
                                            Integrated Electrical Services, Inc.
                                            713-860-1500

FOR IMMEDIATE RELEASE                       Ken Dennard / kdennard@drg-e.com
                                            Karen Roan / kroan@drg-e.com
                                            DRG&E / 713-529-6600


                  IES PUBLISHES "COMPANY & INVESTMENT PROFILE"

      COMPANY TO PRESENT AT SUNTRUST ROBINSON HUMPHREY'S 32ND INSTITUTIONAL CONFERENCE AND TO MEET WITH INVESTORS IN VARIOUS CITIES DURING APRIL AND MAY

HOUSTON -- APRIL 1, 2003 -- Integrated Electrical Services, Inc. (NYSE: IES) today announced that it has published its new "Company & Investment Profile" and intends to file the document on Form 8-K, which includes expanded discussions of its operations, strategies, performance, industry, peer analysis and guidance.

         The "Company & Investment Profile" is being published and updated by IES in continuation of the company's effort to provide more disclosure and transparency to the investment community. Given structural and regulatory changes impacting the brokerage industry, challenging capital market conditions, and reduced sell side analyst coverage, it is the company's intent to take greater responsibility and a more proactive role in communicating with investors.

         Additionally, the company announced that will participate in the SunTrust Robinson Humphrey 32st Annual Institutional Conference. The conference will be held from April 6 - 9, 2003 at the RitzCarlton-Buckhead in Atlanta, Georgia.

         IES is currently scheduled to make its presentation on Monday, April 7, 2003 from 9:05 a.m. - 9:40 a.m. eastern time. A live audio web cast of this presentation with an accompanying slide presentation will be available on the company's web site at www.ies-co.com and will be archived on the site for approximately 60 days.

         Also, management will be meeting with analysts and institutional investors in various cities over the next several months to provide an update on the company's strategy and reviewing the "Company & Investment Profile."



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         Investors and interested parties are encouraged to visit the company's website, http://www.ies-co.com to download the Adobe Acrobat formatted files of the new "Company & Investment Profile" and the slides being used with the investment community.

         Integrated Electrical Services, Inc. is a leading national provider of electrical solutions to the commercial and industrial, residential and service markets. The company offers electrical system design and installation, contract maintenance and service to large and small customers, including general contractors, developers and corporations of all sizes.

This press release includes certain statements, including statements relating to the Company's expectations of its future operating results that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's expectations and involve risks and uncertainties that could cause the Company's actual results to differ materially from those set forth in the statements. Such risks and uncertainties include, but are not limited to, the inherent uncertainties relating to estimating future results, fluctuations in operating results because of downturns in levels of construction, incorrect estimates used in entering into fixed price contracts, difficulty in managing the operation of newly acquired entities as they are integrated into the company, the reliance on representations and financial numbers provided by third parties and the fact that the numbers may not represent all assets and liabilities of the acquired company, uncertainty in the acquisition of operations that have been managed by third parties, loss of key employees in the acquired entity, difficulty in competing in a market area that we have limited knowledge, the high level of competition in the construction industry, interest rates, general level of the economy, changes in the level of competition from other major electrical contractors and due to seasonality. The foregoing and other factors are discussed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended September 30, 2002.

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